Exhibit 99.1(f)

BLACKROCK FUNDSSM

(A Massachusetts Business Trust)

CERTIFICATION OF CLASSIFICATION OF SHARES

     The undersigned, Assistant Secretary of the BlackRock FundsSM (the “Fund”), does hereby certify that at a meeting of the Board of Trustees duly held on February 27, 2009, the following resolutions were approved by the Trustees of the Fund and that said resolutions continue in full force and effect as of the date hereof:

     WHEREAS, in accordance with a comment from the Staff of the Securities and Exchange Commission (“SEC”) in connection with the filing on January 28, 2009 of the Fund’s annual update of its Registration Statement on Form N-1A, it was necessary to change the name of BlackRock All-Cap Global Resources Portfolio and BlackRock Global Resources Portfolio to remove the word “global” from each portfolio’s name;

     WHEREAS, the Trustees of the Fund have determined that it is advisable to change the name of BlackRock All-Cap Global Resources Portfolio and BlackRock Global Resources Portfolio in accordance with the SEC comment and to file the Fund’s Registration Statement using the new portfolio names on January 29, 2009;

     RESOLVED, that the Trustees of the Fund have determined that the change of name of BlackRock All-Cap Global Resources Portfolio to “BlackRock All-Cap Energy & Resources Portfolio” effective on January 28, 2009 be, and it hereby is ratified and approved;

     RESOLVED, that the Trustees of the Fund have determined that the change of name of BlackRock Global Resources Portfolio to “BlackRock Energy & Resources Portfolio” effective on January 28, 2009 be, and it hereby is ratified and approved;

     FURTHER RESOLVED, that the designation of BlackRock All-Cap Global Resources Portfolio as HHH and of BlackRock Global Resources Portfolio as GGG under the Fund’s Certificate of Classification of Shares will remain the same following the name changes;

     FURTHER RESOLVED, that the officers of the Fund be and they hereby are, authorized to take all actions necessary to amend the Fund’s Certificate of Classification of Shares to the extent necessary to reference the name changes; and

     FURTHER RESOLVED, that the officers of the Fund be, and they hereby are, authorized to take all actions necessary to prepare, or cause to be prepared, and file, or cause to be filed, for record, any and all such documents as may be deemed necessary in connection with changing the names of All-Cap and of Resources as described above.

Witness my hand and seal this 10th day of March, 2009.

/s/	Edward Baer
Assistant Secretary

Edward Baer